UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: December 2, 2019

US Nuclear Corp.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-54617	45-4535739
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

7051 Eton Avenue

Canoga Park, CA 91303

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(818) 883-7043

(ISSUER TELEPHONE NUMBER)

 N/A

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter. ☒

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If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

SECTION 1 – REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

On November 25, 2019, US Nuclear Corp., a Delaware corporation (the “Corporation”) closed on a Securities Purchase Agreement (the “SPA”) with YA II PN, Ltd., a Cayman Islands limited company (“YA”).  Pursuant to the terms of the SPA, YA purchased $500,000 of debentures convertible into shares of common stock under Section 4 of the “Convertible Debenture” attached at Exhibit A to the SPA.  In connection with the purchase of the Convertible Debenture, the Corporation issued a warrant to YA for the purchase of 333,333 shares of common stock in the Corporation at an exercise price of $1.50/share (the “Warrant”).  The Warrant terminates on November 25, 2022.  The shares subject to the Warrant (the “Warrant Shares”) are on reserve with the transfer agent for the Corporation.  Unless otherwise registered at the time of exercise, the Warrant Shares are restricted securities subject to restrictions against public resale.  The SPA, Convertible Debenture and Warrant were authorized by consent resolution of the Board of Directors as being in the best interests of the Corporation.  There is no material relationship between the Corporation or its affiliates and YA or its affiliates.  The reader is directed to Item 9.01(d) for review of the SPA, Convertible Debenture and Warrant.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits:

Exhibit No.	Document
99.1	Securities Purchase Agreement (YA II PN, Ltd.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. Nuclear, Inc.

By:  /s/ Robert Goldstein

Name:  Robert Goldstein

Title: Chief Executive Officer and President

Dated: December 2, 2019

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